UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  January 27, 2014

RARE ELEMENT RESOURCES LTD.

(Exact name of registrant as specified in its charter)

British Columbia, Canada	001-34852	Not Applicable
(State of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

225 Union Boulevard, Suite 250 Lakewood, Colorado	80228
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (720) 278-2460

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02

Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On January 27, 2014, Rare Element Resources, Inc., a wholly owned subsidiary of Rare Element Resources Ltd. (the “Company”), entered into (i) a Change in Control Agreement (the “COC Agreement”) with Paul H. Zink, the Senior Vice President and Chief Financial Officer of the Company, effective as of December 12, 2013 as referenced in the Current Report on Form 8-K filed on December 13, 2013, and (ii) a Severance Compensation Agreement (the “Severance Agreement,” and together with the COC Agreement, the “Agreements”) with Kelli C. Kast-Brown, the Vice President, General Counsel and Chief Administrative Officer (together with Mr. Zink, the “Officers,” and each an “Officer”) of the Company.  The Company believes that the Agreements are fair and appropriate steps to ensure the Officers’ continued employment, attention and dedication.

Under the COC Agreement, Mr. Zink is entitled to separation benefits in the event that his employment is terminated by the Company without cause or by Mr. Zink for “good reason” due to certain reasons, including a material change in title or duties, a material reduction in compensation or a material geographic relocation, in each case which the Company has failed to cure and such termination occurs after a “change in control.”  In this event, the separation benefits to be received by Mr. Zink will be equal to two times the sum of (a) base salary plus (b) the greater of (i) the annual bonus amount with respect to the past two fiscal years (the “Average Bonus Amount”) or (ii) the target bonus amount established for the fiscal year in which the date of termination occurs, or, if none, an amount equal to 20% of base salary for such fiscal year (the “Change in Control Benefits”).  “Change in control” is defined as, subject to certain exceptions, the accumulation in any consecutive 12-month period, by any individual, entity or group of 50.1% or more of the outstanding common shares of the Company; a sale of all or substantially all of the assets of the Company; or the failure, during any period of 12 consecutive months, of the incumbent Board of Directors of the Company (the “Board”) to maintain at least a majority membership on the Board.

Under the Severance Agreement, Ms. Kast-Brown receives, in addition to the Change in Control Benefits, separation benefits if a termination occurs prior to a change in control of the Company equal to her base salary plus the Average Bonus Amount.

Any separation benefits paid under the Agreements will be paid in a lump sum 60 days after the date of termination.  Equity incentive awards will vest automatically upon such termination, and the Officers shall remain entitled to the election of continuation of certain benefits under COBRA.  As consideration for the separation benefits under the Agreements, the Officers agreed to certain confidentiality obligations with respect to proprietary information of the Company gained as a result of their employment.  In addition, the Officers are subject to non-compete provisions under the Agreements, which prohibit them from engaging in any competitive business, as defined in the Agreements, during the term of the Agreements or for a period of one year following termination within certain geographical boundaries based on the locations where the Company does business.  The Officers are also prohibited during the term of the Agreements and for one year following termination from soliciting the services of any employee of the Company or the business of any customer of the Company.

This description of the Agreements above is merely a summary and is qualified in its entirety by reference to the COC Agreement and Severance Agreements attached hereto as Exhibits 10.1 and 10.2, respectively, which are incorporated by reference herein.

Item 9.01

Financial Statements and Exhibits

(d)

Exhibits.

Exhibit No.	Description
10.1	Change in Control Agreement, dated January 27, 2014, between Paul H. Zink and Rare Element Resources, Inc.
10.2	Severance Compensation Agreement, dated January 27, 2014, between Kelli Kast-Brown and Rare Element Resources, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  January 29, 2014

RARE ELEMENT RESOURCES LTD.

         /s/ Kelli C. Kast

By:

Name:

Kelli C. Kast

Title:

Vice President, General Counsel, and

Chief Administrative Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Change in Control Agreement, dated January 27, 2014, between Paul H. Zink and Rare Element Resources, Inc.
10.2	Severance Compensation Agreement, dated January 27, 2014, between Kelli Kast-Brown and Rare Element Resources, Inc.